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                           BARTON, KLUGMAN & OETTING
                      333 South Grand Avenue, 37th Floor
                      Los Angeles, California 90071-1599
                           Telephone:  213  621-4000
                          Telecopier:  213  625-1832


                               February 17, 1994



Jacobs Engineering Group Inc.
251 South Lake Avenue
Pasadena, CA  91101

Dear Sirs:

          At your request we have examined the Registration Statement on Form S-3 that you propose to file with the Securities and Exchange Commission on February 17, 1994 (which Registration Statement is hereafter referred to as the "Registration Statement") in connection with the registration under the Securities Act of 1933 of 75,600 shares of your common stock, $1.00 par value (hereinafter called "stock"), to be sold by certain shareholders named in the Registration Statement (hereinafter called "selling stockholders").

          We have participated in the preparation and filing of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and statements of your officers and accountants and of public officials and such other documents as we have considered necessary for the purpose of rendering the opinions hereinafter expressed. In addition, we are familiar with all proceedings taken and proposed to be taken in connection with the sale of the stock.

          Based upon the foregoing, having regard to such other matters of fact and law as we deem relevant and assuming the completion of all such proceedings, we are of the opinion that, upon the effective date of the Registration Statement, the stock to be sold by the selling stockholders, when sold pursuant to said proceedings so taken in the manner contemplated, will be legally issued, fully paid and non-assessable.

                               EXHIBIT 5
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Jacobs Engineering Group Inc.
February 17, 1994
Page 2


          We consent to your filing this letter as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                         BARTON, KLUGMAN & OETTING